Exhibit 99.1

FOR IMMEDIATE RELEASE

Sallie Mae Board Approves Strategic Separation of Navient Corporation,

Sets Record Date and Distribution Date

NEWARK, Del., April 10, 2014—Sallie Mae (NASDAQ: SLM), formally SLM Corporation, announced today that its board of directors has unanimously approved the strategic separation of its loan management, servicing and asset recovery business, known as Navient, from its consumer banking business. Sallie Mae Bank’s consumer banking business will continue under the Sallie Mae brand. The board also set both the record date and the distribution date for the separation.

The Sallie Mae Board of Directors approved a dividend of Navient common stock on April 30, 2014, the “distribution date,” to Sallie Mae common shareholders of record as of the close of business on April 22, 2014, the “record date.” On the distribution date, Sallie Mae shareholders will receive one share of Navient common stock for each share of Sallie Mae common stock held by them on the record date.

“As two distinct companies both Sallie Mae and Navient will leverage our shared history of market leadership to encourage customer success. The separation also will position each company to better capitalize on strategic opportunities,” said John (Jack) F. Remondi, president and CEO. “This next chapter brings greater focus and enhanced value for our customers and our shareholders.”

Navient will begin trading on the NASDAQ under ticker symbol “NAVI” on May 1, 2014.

After the distribution, Navient will be an independent company, and Sallie Mae will retain no ownership interest. Navient will service nearly $300 billion in student loans, providing customer support to assist 12 million customers in successfully paying their education loans. Navient will continue a strong track record of results: its federal loan customers default at a rate 30 percent better than the national average. Navient also will continue to perform asset recovery for government, higher education and business clients, as well as manage a portfolio of FFELP and private education loans.

After the separation, Sallie Mae will continue as the nation’s No. 1 financial services company specializing in education and the largest originator of private education loans. Sallie Mae will offer innovative saving products, robust planning tools, responsible private education loans, and insurance products designed to safeguard the investment in education. To grow the bank’s high credit quality private education loan portfolio, Sallie Mae will continue to emphasize disciplined underwriting, require school certification, encourage customers to make payments while in school, and maintain proactive customer contact with customers and cosigners during school.

Before the distribution date, Sallie Mae and Navient will enter into a separation and distribution agreement and various other agreements related to the spin-off and the post spin-off relationship of the two companies.

The distribution of Navient common stock is subject to the satisfaction or waiver of certain conditions, including, without limitation, a registration statement on Form 10 for the Navient common stock being declared effective by the SEC, the Navient common stock being accepted for listing on the NASDAQ and receipt of a private letter ruling from the IRS qualifying the spin-off as a tax-free distribution to Sallie Mae stockholders for U.S. federal income tax purposes. Sallie Mae and Navient expect that all conditions to the spin-off will be satisfied by the distribution date. Navient’s registration statement on Form 10, as amended has been filed with the SEC and is available at sec.gov and SallieMae.com/investors. A copy of the information statement filed as part of the registration statement will be mailed to shareholders shortly after the record date.

Sallie Mae further announced that it will suspend payment of dividends on its common stock upon completion of the spin-off. Sallie Mae will continue to be responsible for preferred stock dividend payments, and today it separately announced payment of Preferred Stock Series A and B second quarter dividends. Navient’s dividend policy, which will be determined by its board of directors, is expected to follow Sallie Mae’s prior common stock dividend policy including payment of a second quarter 2014 common stock dividend of $0.15 per share.

No action is required by Sallie Mae shareholders to receive the Navient shares, which will be distributed electronically in direct registration (book-entry) form.

Following the separation, both companies will be listed on the NASDAQ. Sallie Mae shares will continue to trade “regular way” under the symbol “SLM” through and after the distribution date. Sallie Mae common stock shareholders who sell those shares regular way on or before the April 30 distribution date will also sell their right to receive shares of Navient common stock in the spin-off. Sallie Mae expects “ex-distribution” trading under the symbol “SLMVV” to begin on April 17 and continue through the close of business on the distribution date. Sallie Mae common stock holders as of the record date who sell those shares ex-distribution will still receive the shares of Navient common stock to which they are entitled.

Navient common stock is expected to begin “when-issued” trading under the symbol “NAVIV” beginning on April 17. On May 1, when-issued trading will end, and regular-way trading under the symbol “NAVI” will begin.

Goldman, Sachs & Co. and J.P. Morgan Securities LLC are acting as financial advisors for the transaction. Baker Botts LLP is acting as legal advisor for the transaction. Davis Polk & Wardwell is providing regulatory and general corporate advice in connection with the spin-off transaction.

Customers with student loans serviced by Sallie Mae will continue to conduct business as they do today, with no changes until the fall of 2014. This spring and summer, they will receive personalized information about their account and any changes needed to ensure a smooth transition.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements about the anticipated spin-off of Navient, the expected satisfaction of all conditions to the spin-off by the distribution date and the development of “ex-distribution” and “when issued” trading markets. These statements are based on the current expectations of Sallie Mae management and are subject to known and unknown risks and uncertainties. There are a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements, including, but not limited to, uncertainties related to receipt of governmental and third party approvals, consents and clearances necessary to satisfy certain conditions to the spin-off and to authorize “ex-distribution” and “when issued” trading on the timeline currently anticipated by management. For further information regarding the risks associated with Salle Mae’s businesses and the spin-off of Navient, please refer to the Sallie Mae’s filings with the SEC, including its most recent Annual Report on Form 10-K. Sallie Mae assumes no obligation to update any forward-looking statements as a result of new information, future developments or otherwise.

Sallie Mae (NASDAQ: SLM) is the nation’s No. 1 financial services company specializing in education. Whether college is a long way off or just around the corner, Sallie Mae turns education dreams into reality for American families, today serving 25 million customers. With products and services that include Upromise rewards, scholarship search and planning tools, education loans, insurance, and online banking, Sallie Mae offers solutions that help families save, plan, and pay for college. Sallie Mae also provides financial services to hundreds of college campuses as well as to federal and state governments. Learn more at SallieMae.com. Commonly known as Sallie Mae, SLM Corporation and its subsidiaries are not sponsored by or agencies of the United States of America.

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Contacts:

Media:	Patricia Nash Christel, 302-283-4076, patricia.christel@SallieMae.com
Martha Holler, 302-283-4036, martha.holler@SallieMae.com

Investors:	Joe Fisher, 302-283-4075, joe.fisher@SallieMae.com
Steven McGarry, 302-283-4074, steven.j.mcgarry@SallieMae.com

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